Exhibit 10.3

RESTRICTED STOCK UNIT AGREEMENT
OF
REXNORD CORPORATION
THIS AGREEMENT (this “Agreement”), dated as of ___________ is made by and between Rexnord Corporation, a Delaware corporation (the “Corporation”), and _____________, a non-employee director of the Corporation (the “Grantee”).
WHEREAS, the Corporation wishes to afford the Grantee the opportunity to receive shares of its common stock (“Common Stock”);
WHEREAS, the Administrator, as defined in the Plan, (i) has determined that it would be to the advantage and in the best interests of the Corporation and its stockholders to grant the Restricted Stock Units (the “Restricted Stock Units”) provided for herein to the Grantee in consideration for the Grantee's agreement to serve as a member of the Board of the Corporation, and (ii) has instructed the officers of the Corporation to issue said Restricted Stock Units.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
GRANT AND VESTING OF RESTRICTED STOCK UNITS
AND ISSUANCE OF SHARES

Section 1.1    Grant of Restricted Stock Units
In consideration of the Grantee's service as a member of the Board, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on the date hereof the Corporation irrevocably grants to the Grantee __________ Restricted Stock Units. The Restricted Stock Units granted under this Agreement are units that will be reflected in a book account maintained by the Corporation until they become vested or have been forfeited.
Section 1.2    Vesting of Restricted Stock Units
(a)    These Restricted Stock Units shall become vested in accordance with the schedule established by the Administrator at the time of grant and set forth below:

•	_______________;

•	_______________;

•	_______________.

(b)    No Restricted Stock Unit which is unvested at the Grantee's termination of service shall thereafter become vested.
(c)    The Grantee will not have any right to vote the Restricted Stock Units and will not be deemed a stockholder of the Corporation with respect to any of the Restricted Stock Units.
Section 1.3    Issuance of Shares
Within forty-five (45) days of each vesting date set forth in Section 1.2, the Corporation shall issue the Grantee one share of Common Stock for each Restricted Stock Unit that becomes vested, subject to the terms and provisions of the Plan and this Agreement.
Section 1.4    Restricted Stock Units Subject to Plan
The Restricted Stock Units granted hereunder are subject to the terms and provisions of the Plan, including without limitation, Sections 7.4 and 8.9 of the Plan. Capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Plan.
ARTICLE II
OTHER PROVISIONS
Section 2.1    Grantee's Service as a Director
Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Corporation or any of its Subsidiaries (whether as a director or otherwise).
Section 2.2    Construction; Choice of Law
This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware, without regard to conflicts of laws provisions that would give effect to the laws of another jurisdiction.
Section 2.3    Conformity to Securities Laws
The Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the U.S. Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 2.4    Entire Agreement

The parties hereto acknowledge that this Agreement and the Plan set forth the entire agreement and understanding of the parties and supersede all prior written or oral agreements or understandings with respect to the subject matter hereof, except that any provisions therein regarding confidentiality or non-competition remain in full force and effect in favor of the Corporation and its Subsidiaries as if the agreements containing such provisions were not so superseded. The obligations imposed by this Agreement are severable and should be construed independently of each other. The invalidity of one provision shall not affect the validity of any other provision. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, or as applied to any circumstances, under the laws of any jurisdiction which may govern for such purpose, then such provision shall be deemed, to the extent allowed by the laws of such jurisdiction, to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, either generally or as applied to such circumstance, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
Section 2.5    Amendment
The Administrator at any time, and from time to time, may amend the terms of this Agreement, provided, however, that the rights of the Grantee shall not be adversely impaired without the Grantee’s written consent. The Corporation shall provide the Grantee with notice and a copy of any amendment made to this Agreement.
Section 2.6    Disputes (Forum; Personal Jurisdiction; Waiver of Jury Trial)
Any dispute or controversy arising under, out of, or in connection with or in relation to this Agreement or the Plan shall be brought exclusively in the state, federal, or other courts of the state of Delaware, and the parties hereby consent and submit to the personal jurisdiction of those courts. In the event of dispute or litigation, each party shall pay its own attorney’s fees and expenses, except that, should Grantee file suit in a forum other than the state, federal, or other courts of the state of Delaware, Corporation shall be entitled to recover from Grantee its attorney fees and expenses associated with seeking the dismissal or transfer of Grantee’s suit. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER, OUT OF, IN CONNECTION WITH, OR IN RELATION TO THE PLAN OR THIS AGREEMENT.
Section 2.7    Notices
All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)    if to the Corporation, to:
Rexnord Corporation
247 Freshwater Way, Suite 300
Milwaukee, WI 53204
Attention: General Counsel
(ii)    if to the Grantee, to the Grantee’s home address on file with the Corporation.
Section 2.8    Government and Other Regulations
The obligation to deliver shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Corporation, including (without limitation) the satisfaction of all applicable federal, state and local tax withholding requirements. The Corporation shall have the power and the right to deduct or withhold, or require Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of these Restricted Stock Units.
Section 2.9    Counterparts
This Agreement may be executed in several counterparts, including via facsimile transmission, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.
THE CORPORATION:

Rexnord Corporation
By:
Print Name:
Title:
THE GRANTEE:
Signature:
Print Name:
Grantee’s Address:

Grantee’s Taxpayer Identification Number:

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